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As filed with the Securities and Exchange Commission on December 3, 2020

Registration No. 333-250988

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Amendment No. 1 to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TC ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	4922; 4923; 4924; 5172 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

TransCanada Tower, 450 First Street S.W., Calgary, Alberta, Canada, T2P 5H1, (403) 920-2000
(Address and telephone number of Registrant's principal executive offices)

TransCanada PipeLine USA Ltd., 700 Louisiana Street, Suite 700, Houston, Texas 77002-2700, (832) 320-5201
(Name, address, and telephone number of agent for service in the United States)

Copies to:
Donald R. Marchand TC Energy Corporation TransCanada Tower 450 First Street S.W. Calgary, Alberta, Canada T2P 5H1 (403) 920-2000	Jennifer J. Carlson, Esq. Mayer Brown LLP 3000 El Camino Real #2-300 Palo Alto, California U.S.A., 94306 (650) 331-2000	Ross A. Bentley Blake, Cassels & Graydon LLP 855 – 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta, Canada AB T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below):
		1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
		2.	☐

pursuant to Rule 467(b) on                        at                         (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on                        .

		3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per Security	Proposed maximum aggregate offering price(2)	Amount of registration fee(5)(6)

Common Shares(4)

Total	U.S.$764,409,112	100%	U.S.$764,409,112	U.S.$83,397.03

(1)
In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units.

(2)
Estimated solely for the purposes of calculating the filing fee.

(3)
Based upon a proposed maximum offering price of CDN $1,000,000,000 at an exchange rate of CDN $1.3082 per US $1.00, the Bank of Canada daily exchange rate on November 23, 2020.

(4)
Includes associated common share purchase rights. The value, if any, attributable to the rights is reflected in the market price of the common shares.

(5)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $60,392 remaining unused registration fee associated with the Registration Statement on Form F-10EF (File No. 333-225941) filed on June 28, 2018 is being carried forward and is set off against the registration fee due with respect to this Registration Statement. An $23,005.03 additional registration fee has been paid with respect to this Registration Statement.

(6)
Previously paid.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

I-1

TC ENERGY CORPORATION

$1,000,000,000

Common Shares

         TC Energy Corporation ("TCE" or the "Corporation") may from time to time offer common shares ("Common Shares"), including offerings of Common Shares pursuant to an at-the-market distribution as contemplated by National Instrument 44-102 — Shelf Distributions ("NI 44-102", and each, an "ATM Distribution"), having an aggregate sale price of up to $1,000,000,000 (or the equivalent in U.S. dollars determined using the daily exchange rate posted by the Bank of Canada on the date the Common Shares are sold) during the 25 month period that this short form base shelf prospectus, including any amendments hereto, remains valid. This prospectus qualifies the distribution by TCE of such Common Shares, including any such distributions that may take place via an ATM Distribution.

         The specific terms of any offering of Common Shares will be set forth in one or more shelf prospectus supplements (each, a "Prospectus Supplement"). A Prospectus Supplement may include other terms pertaining to the Common Shares that are not prohibited by the parameters set forth in this prospectus.

         All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements and, except in respect of any sales pursuant to an ATM Distribution, delivered to purchasers together with this prospectus. Each Prospectus Supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Common Shares to which the Prospectus Supplement pertains.

         The issued and outstanding Common Shares are listed on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE") under the symbol "TRP".

         The Corporation may sell the Common Shares to or through underwriters purchasing as principals and may also sell the Common Shares to one or more purchasers through agents. The Prospectus Supplement relating to a particular offering of Common Shares will identify each underwriter or agent, as the case may be, engaged by TCE in connection with the offering and sale of Common Shares, and will set forth the terms of the offering of such Common Shares, including the method of distribution of such Common Shares, the proceeds to TCE, any fees, discounts or other compensation payable to underwriters or agents, and any other material terms of the plan of distribution. The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be ATM Distributions and as permitted by applicable law, including sales made directly on the TSX or NYSE or other existing trading markets for the Common Shares, and as set forth in a Prospectus Supplement for such purpose. See "Plan of Distribution".

         TCE's head office and registered office is located at 450 – 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1.

         We are permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the United States ("U.S."), to prepare this prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the U.S.

         You should be aware that the acquisition of the Common Shares described herein may have tax consequences both in the U.S. and in Canada. Such tax consequences for investors who are residents in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement, however, this prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences.

         Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in the registration statement may be residents of Canada and that all or a substantial portion of our assets and the assets of said persons are located outside of the U.S.

         Stéphan Crétier, Randy Limbacher, John E. Lowe, Mary Pat Salomone and Thierry Vandal are directors of the Corporation who reside outside of Canada and each of these directors has appointed the Corporation as agent for service of process at 450 – 1st Street, S.W., Calgary, Alberta, Canada, T2P 5H1. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

         These Common Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is December 2, 2020.

FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus include "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of securities laws, including the "safe harbour" provisions of the Securities Act (Ontario), the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"). The words "anticipate", "expect", "believe", "may", "will", "should", "estimate", "project", "outlook", "forecast", "intend", "target", "plan" or similar words are used to identify such forward-looking information. Forward-looking information in this prospectus and in the documents incorporated by reference herein is intended to provide you with information regarding us, including management's assessment of our future plans and financial outlook. Forward-looking information in this prospectus includes statements under the headings "Use of Proceeds" and "Plan of Distribution". Forward-looking information in this prospectus and the documents incorporated by reference herein may include, but is not limited to, statements regarding:

  •
  our financial and operational performance, including the performance of our subsidiaries;

  •
  expectations about strategies and goals for growth and expansion;

  •
  expected cash flows and future financing options available to us, including portfolio management;

  •
  expected dividend growth;

  •
  expected access to and cost of capital;

  •
  expected costs and schedules for planned projects, including projects under construction and in development;

  •
  expected capital expenditures, contractual obligations, commitments and contingent liabilities;

  •
  expected regulatory processes and outcomes;

  •
  expected outcomes with respect to legal proceedings, including arbitration and insurance claims;

  •
  the expected impact of future tax and accounting changes;

  •
  expected industry, market and economic conditions; and

  •
  the expected impact of COVID-19.

        This forward-looking information reflects our beliefs and assumptions based on information available at the time the information was stated and, as such, is not a guarantee of future performance. By its nature, forward looking information is subject to various assumptions, risks and uncertainties which could cause our actual results and achievements to differ materially from the anticipated results or expectations expressed or implied in such information.

        Key assumptions on which our forward-looking information is based include, but are not limited to, assumptions about:

  •
  regulatory decisions and outcomes;

  •
  planned and unplanned outages and the use of our pipeline, and power and storage assets;

  •
  integrity and reliability of our assets;

  •
  anticipated construction costs, schedules and completion dates;

  •
  access to capital markets, including portfolio management;

  •
  expected industry, market and economic conditions;

  •
  inflation rates and commodity prices;

  •
  interest, tax and foreign exchange rates;

  •
  nature and scope of hedging; and

  •
  expected impact of COVID-19.

        The risks and uncertainties that could cause actual results or events to differ materially from current expectations include, but are not limited to:

  •
  our ability to successfully implement our strategic priorities and whether they will yield the expected benefits;

  •
  our ability to implement a capital allocation strategy aligned with maximizing shareholder value;

  •
  the operating performance of our pipeline, power and storage assets;

  •
  amount of capacity sold and rates achieved in our pipeline businesses;

  •
  the amount of capacity payments and revenues from our power generation assets due to plant availability;

  •
  production levels within supply basins;

  •
  construction and completion of capital projects;

  •
  costs and availability of labour, equipment and materials;

  •
  the availability and market prices of commodities;

  •
  access to capital markets on competitive terms;

  •
  interest, tax and foreign exchange rates;

  •
  performance and credit risk of our counterparties;

  •
  regulatory decisions and outcomes of legal proceedings, including arbitration and insurance claims;

  •
  our ability to effectively anticipate and assess changes to government policies and regulations, including those related to the environment and COVID-19;

  •
  competition in the businesses in which we operate;

  •
  unexpected or unusual weather;

  •
  acts of civil disobedience;

  •
  cyber security and technological developments;

  •
  economic conditions in North America as well as globally; and

  •
  global health crises, such as pandemics and epidemics, including COVID-19 and the unexpected impacts related thereto.

        Additional information on these and other factors is discussed in this prospectus and the documents incorporated by reference herein including in the 2019 MD&A (as defined herein) under the headings "Natural Gas Pipelines — Business Risks", "Liquids Pipelines — Business Risks", "Power and Storage — Business Risks" and "Other Information — Enterprise Risk Management", and in the Annual Information Form (as defined herein) under the heading "Risk Factors", as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

        Readers are cautioned against placing undue reliance on forward-looking information, which is given as of the date it is expressed in this prospectus or otherwise, and not to use future-oriented information or financial outlooks for anything other than their intended purpose. We undertake no obligation to publicly update or revise any forward-looking information in this prospectus or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the U.S.

        The following documents which were filed by us with the various securities commissions or similar authorities in each of the provinces and territories of Canada and the SEC are incorporated by reference in this prospectus:

  (a)
  management information circular of TCE dated February 28, 2019 for the annual and special meeting of shareholders held on May 3, 2019;

  (b)
  annual information form of TCE for the year ended December 31, 2019 dated February 12, 2020 (the "Annual Information Form");

  (c)
  management information circular of TCE dated February 27, 2020 for the annual meeting of shareholders held on May 1, 2020;

  (d)
  audited comparative consolidated financial statements of TCE as at December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, the notes thereto, and the auditors' report thereon;

  (e)
  management's discussion and analysis of financial condition and results of operations of TCE as at and for the year ended December 31, 2019 (the "2019 MD&A");

  (f)
  unaudited interim comparative condensed consolidated financial statements of TCE as at September 30, 2020 and for the three- and nine-month periods ended September 30, 2020 and 2019 and the notes thereto; and

  (g)
  management's discussion and analysis of financial condition and results of operations of TCE as at and for the three-and nine-month periods ended September 30, 2020 (the "Interim MD&A" and together with the 2019 MD&A, the "MD&A").

        Any documents of the type referred to above, including all annual information forms, all information circulars, all annual and interim financial statements and management's discussion and analysis relating thereto, all material change reports (excluding confidential material change reports), press releases containing financial information for financial periods more recent than the most recent annual or interim financial statements, and any business acquisition reports, as well as all Prospectus Supplements relating to the Common Shares offered by this prospectus disclosing additional or updated information subsequently filed by us with securities regulatory authorities in Canada after the date of this prospectus and prior to the date on which this prospectus ceases to be effective shall be deemed to be incorporated by reference into this prospectus. These documents will be available through the internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com. In addition, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case after the date of this prospectus, shall be deemed to be incorporated by reference into the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such reports. Our periodic reports on Form 6-K and our annual reports on Form 40-F are available on the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system website at www.sec.gov.

        Any statement contained in this prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

        Upon a new annual information form and related annual audited comparative consolidated financial statements and accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous annual audited comparative consolidated financial statements and accompanying management's discussion and analysis, all interim comparative condensed consolidated financial statements and accompanying management's discussion and analysis and all material change reports filed by us prior to the commencement of the financial year of the Corporation in which the new annual information form and the related annual audited comparative consolidated financial statements and accompanying management's discussion and analysis are filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Common Shares hereunder. Upon interim comparative condensed consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this prospectus, all interim comparative condensed consolidated financial statements and accompanying management's discussion and analysis filed prior to the filing of the new interim comparative condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Common Shares hereunder. In addition, upon a new annual information form being filed by us with the applicable securities regulatory authorities during the term of this prospectus for which the related annual comparative consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this prospectus, such business acquisition report shall no longer be deemed to be incorporated into this prospectus for the purpose of future offers and sales of Common Shares hereunder.

        Any "template version" of any "marketing materials" (as such terms are defined under applicable Canadian securities laws) pertaining to a distribution of Common Shares will be filed on SEDAR. In the event that such "marketing materials" are filed subsequent to the date of the filing of the applicable Prospectus Supplement(s) pertaining to the distribution of the Common Shares that such "marketing materials" relate to and prior to the termination of such distribution, such filed versions of the "marketing materials" will be deemed to be incorporated by reference into the applicable Prospectus Supplement(s) for the purposes of the distribution of the Common Shares to which the Prospectus Supplement(s) pertain.

        We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to TC Energy Corporation, 450 – 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1, Attention: Corporate Secretary, telephone number (403) 920-2000.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Common Shares in any jurisdiction where the offer is not permitted by law.

 ABOUT THIS PROSPECTUS

        In this prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to "dollars" or "$" are to lawful currency of Canada, and references to "U.S. dollars" or "U.S.$" are to lawful currency of the U.S.

        Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus has been prepared in accordance with U.S. generally accepted accounting principles.

        One or more Prospectus Supplements containing the specific variable terms of an offering of Common Shares will be prepared, and, except in respect of any sales pursuant to an ATM Distribution, delivered to purchasers of such Common Shares together with this prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Common Shares offered thereunder.

        Except on the cover page and under "Description of the Common Shares", and unless the context otherwise requires, all references in this prospectus and any Prospectus Supplement to "we", "us", "our", "TCE" or the "Corporation" mean TC Energy Corporation and its subsidiaries, partnership interests and joint venture investments.

WHERE TO FIND MORE INFORMATION

        We have filed with the SEC, under the Securities Act, a registration statement on Form F-10 relating to the Common Shares. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. In connection with any offering of Common Shares, we will prepare and, except in respect of any sales pursuant to an ATM Distribution, deliver a Prospectus Supplement that will contain specific information about the terms of such offering. The Prospectus Supplement may also add, update or change information contained in this prospectus.

        We file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download any public document that TCE has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on SEDAR at www.sedar.com. Prospective investors may read and download the documents we have filed with the SEC on EDGAR at www.sec.gov.

 THE CORPORATION

        TCE was incorporated pursuant to the provisions of the Canada Business Corporations Act on February 25, 2003 in connection with a plan of arrangement which established TCE as the parent company of TransCanada PipeLines Limited ("TCPL"). All of the outstanding common shares of TCPL are owned by TCE.

        We operate in three core businesses — Natural Gas Pipelines, Liquids Pipelines and Power and Storage. In order to provide information that is aligned with how management decisions about our businesses are made and how performance of our businesses is assessed, our results are reflected in five operating segments: Canadian Natural Gas Pipelines, U.S. Natural Gas Pipelines, Mexico Natural Gas Pipelines, Liquids Pipelines and Power and Storage. We also have a Corporate segment consisting of corporate and administrative functions that provide governance, financing and other support to our business segments.

        TCE's principal subsidiaries as of December 31, 2019 are indicated in the diagram under the heading "TC Energy Corporation — Intercorporate Relationships" in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

        Other than the repayment by TransCanada PipeLines Limited on October 1, 2020 of $1 billion of senior unsecured notes, there have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since September 30, 2020.

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Common Shares, we intend to use the net proceeds from the sale of Common Shares to reduce or repay indebtedness and/or to, directly or indirectly, finance our long-term investment program. Specific information about the use of net proceeds will be set forth in the applicable Prospectus Supplement. We may invest funds which we do not immediately require in short-term marketable investment grade securities. We may, from time to time, issue Common Shares other than pursuant to this prospectus.

DESCRIPTION OF THE COMMON SHARES

        We are authorized to issue an unlimited number of Common Shares, of which approximately 940,064,042 were issued and outstanding as of December 1, 2020. The following description of the Common Shares is a summary of certain of their material attributes and characteristics.

        The Common Shares entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the first preferred shares ("First Preferred Shares") and second preferred shares of the Corporation, whether as a class or a series, and to any other class or series of shares of TCE which rank prior to the Common Shares, entitle the holders thereof to receive: (i) dividends if, as and when declared by the board of directors of TCE out of the assets of TCE properly applicable to the payment of the dividends in such amount and payable at such times and at such place or places as the board of directors of TCE may from time to time determine; and (ii) the remaining property of TCE upon a dissolution.

        The Corporation has a shareholders' rights plan (the "Rights Plan") that is designed to encourage the fair treatment of shareholders in connection with any takeover bid for the Corporation. Rights issued under the Rights Plan become exercisable when a person (subject to certain exceptions), and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation's outstanding Common Shares without complying with certain provisions set out in the Rights Plan or without approval of the board of directors of the Corporation. Should such an acquisition occur, each rights holder, other than the acquiring person and related parties, will have the right to purchase Common Shares essentially at a 50% discount to the market price at that time. For further particulars, reference should be made to the Rights Plan, a copy of which may be obtained on request without charge from the Corporate Secretary of TCE, 450 – 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1 (telephone (403) 920-2000).

PLAN OF DISTRIBUTION

        We may offer and sell the Common Shares: (i) through underwriters purchasing as principals; or (ii) through agents. The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be ATM Distributions, including sales made directly on the TSX or NYSE or other existing trading markets for the Common Shares, and as set forth in a Prospectus Supplement for such purpose.

        The Prospectus Supplement relating to each offering of Common Shares will identify each underwriter or agent, as the case may be, and will also set forth the terms of that offering, the proceeds to the Corporation, any underwriters' or agents' fees, commissions or other items constituting underwriters' or agents' compensation, and any concessions or discounts allowed or re-allowed or paid by any underwriters to others. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters or agents, as the case may be, in connection with the Common Shares offered thereby.

        If underwriters purchase Common Shares as principals, the Common Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, as described in the applicable Prospectus Supplement. The obligations of the underwriters to purchase those Common Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Common Shares offered by the Prospectus Supplement if any of such Common Shares are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

        No underwriter of an ATM Distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

        Any agent involved in the offering and sale of the Common Shares pursuant to a particular Prospectus Supplement will be named, and any commissions payable by us to that agent will be set forth, in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of the Common Shares, underwriters or agents may receive compensation from us in the form of commissions, concessions or discounts. Any such commissions may be paid out of our general funds or the proceeds of the sale of the Common Shares. Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of Common Shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Those underwriters and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

PRIOR SALES

        The following table summarizes the issuances of Common Shares and securities convertible or exchangeable into Common Shares from November 1, 2019 to the date of this Prospectus.

Description of Transaction	Number of Common Shares	Price per Common Share
Stock Options Exercised	1,870,304	$54.19	(1)
Stock Options Granted	1,714,297	$75.06	(1)

(1)
Weighted average exercise price.

TRADING PRICE AND VOLUME

        The Common Shares are listed for trading on the TSX and the NYSE under the symbol "TRP". The following table sets forth the reported monthly high, low and closing trading prices and monthly trading volumes of the Common Shares on the TSX for the period from November 1, 2019 to December 1, 2020.

	Share Price Trading Range
	High	Low	Close	Volume
	($ per share)
2019
November	68.44	64.42	67.20	33,586,252
December	70.64	66.19	69.16	42,297,822
2020
January	73.45	67.97	72.57	39,182,456
February	76.58	68.41	69.96	38,306,359
March	74.06	47.05	62.55	131,341,375
April	67.88	57.07	64.06	76,188,653
May	67.89	57.39	62.05	41,629,167
June	64.61	56.37	58.00	108,209,443
July	61.54	55.46	61.05	83,446,087
August	66.14	60.75	60.99	27,205,065
September	61.97	55.90	55.90	73,062,743
October	58.15	51.95	52.44	72,577,085
November	59.35	50.61	57.13	46,902,963
December 1	58.04	56.89	57.60	1,737,136

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation incorporated under and governed by the Canada Business Corporations Act. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of the Corporation's assets which are held through subsidiaries, are located outside the U.S. We have appointed an agent for service of process in the U.S., but it may be difficult for holders of Common Shares who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Common Shares who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon the Corporation's civil liability and the civil liability of the directors and officers of the Corporation and experts under U.S. federal securities laws.

        We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed TransCanada PipeLine USA Ltd. as our agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Common Shares under this prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Common Shares offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Common Shares offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code).

RISK FACTORS

        Investment in the Common Shares is subject to various risks including risks inherent in the pipeline, power and natural gas storage industries. You should consider carefully the risk factors contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Common Shares.

        Discussions of certain risks affecting us in connection with our business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

 LEGAL MATTERS

        Certain matters relating to the issue and sale of the Common Shares will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Mayer Brown LLP, as to matters of U.S. law. As to matters of Canadian law, Mayer Brown LLP will rely upon the opinion of Blake, Cassels & Graydon LLP.

EXPERTS

        The consolidated financial statements of the Corporation as at December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

        As at the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation. In connection with the audit of the Corporation's annual financial statements for the year ended December 31, 2019, KPMG LLP confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under "Documents Incorporated by Reference"; consent of KPMG LLP; consent of Blake, Cassels & Graydon LLP; consent of Mayer Brown LLP; and powers of attorney from directors and officers of the Corporation.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

        Section 124 of the Canada Business Corporations Act ("CBCA") and Section 6 of By-Law No. 1 of TC Energy Corporation ("TCE" or the "Registrant") provide for the indemnification of directors and officers of TCE. Under these provisions, TCE shall indemnify a director or officer of TCE, a former director or officer, and may indemnify an individual who acts or acted at TCE's request as a director or officer or in a similar capacity of another entity (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of TCE to procure a judgment in its favor) in which the individual is involved because of that association with TCE or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of TCE or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of TCE or such other entity to procure a judgment in its favor, TCE, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from TCE in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with TCE or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

        Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        TCE maintains directors' and officers' liability insurance with policy limits of U.S.$200,000,000 in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S.$5,000,000 for each loss and a separate policy with a limit of U.S.$50,000,000 for non-indemnifiable losses only. Generally, under this insurance TCE is reimbursed for payments in excess of the deductible made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by TCE. Noteworthy exclusions from coverage are: claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions), bodily injury, property damage or engineering professional services and claims brought by a director or officer against TCE, or another director or officer or by TCE against a director or officer except for shareholder derivative actions not assisted in by a director or officer of TCE.

        The foregoing is a description of the provisions of Section 124 of the CBCA and TCE's By-Law No. 1 regarding indemnification of directors and officers of TCE and TCE's directors' and officers' liability insurance in effect as of November 25, 2020.

        Additionally, directors and officers of TCE are party to indemnity agreements with TCE pursuant to which TCE has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CBCA.

EXHIBITS

Exhibit Number	Description
4.1	Management Information Circular dated February 28, 2019 (filed with the Securities and Exchange Commission as part of a Form 6-K report on March 18, 2019 and incorporated by reference herein).
4.2
Audited comparative consolidated financial statements of TCE as at December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, the notes thereto, and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 13, 2020 and incorporated by reference herein).
4.3
Management's Discussion and Analysis of Financial Condition and Results of Operations of TCE as at and for the year ended December 31, 2019 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 13, 2020 and incorporated by reference herein).
4.4
Annual Information Form of TCE for the year ended December 31, 2019, dated February 12, 2020 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 13, 2020 and incorporated by reference herein).
4.5	Management Information Circular dated February 27, 2020 (filed with the Securities and Exchange Commission as part of a Form 6-K report on March 16, 2020 and incorporated herein by reference).
4.6
Unaudited interim comparative condensed consolidated financial statements of TCE as at September 30, 2020 and for the three- and nine-month periods ended September 30, 2020 and 2019, and the notes thereto (filed with the Securities and Exchange Commission as part of a Form 6-K report on October 29, 2020 and incorporated by reference herein).
4.7
Management's Discussion and Analysis of Financial Condition and Results of Operations of TCE as at and for the three- and nine-month periods ended September 30, 2020 (filed with the Securities and Exchange Commission as part of a Form 6-K report on October 29, 2020 and incorporated by reference herein).
*5.1	Consent of KPMG LLP.
*5.2	Consent of Blake, Cassels & Graydon LLP.
*5.3	Consent of Mayer Brown LLP.
**6.1	Power of attorney (included in Part III of the initial Registration Statement).

*
Filed herewith.

**
Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 2nd day of December, 2020.

TC ENERGY CORPORATION
By:	/s/ RUSSELL K. GIRLING
	Name:	Russell K. Girling
	Title:	President and Chief Executive Officer

III-2

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Russell K. Girling	Director, President and Chief Executive Officer (Principal Executive Officer)	December 2, 2020
* Donald R. Marchand	Executive Vice-President, Strategy and Corporate Development and Chief Financial Officer (Principal Financial Officer)	December 2, 2020
* G. Glenn Menuz	Vice-President and Controller (Principal Accounting Officer)	December 2, 2020
* Siim A. Vanaselja	Director, Chair of the Board	December 2, 2020
* Michael R. Culbert	Director	December 2, 2020
* Susan C. Jones	Director	December 2, 2020

III-3

Signature	Title	Date

* Stéphan Crétier	Director	December 2, 2020
* Randy Limbacher	Director	December 2, 2020
* John E. Lowe	Director	December 2, 2020
* David MacNaugton	Director	December 2, 2020
* Una Power	Director	December 2, 2020
* Mary Pat Salomone	Director	December 2, 2020
* Indira V. Samarasekera	Director	December 2, 2020
* D. Michael G. Stewart	Director	December 2, 2020
* Thierry Vandal	Director	December 2, 2020
* Steven W. Williams	Director	December 2, 2020

*By:	/s/ CHRISTINE R. JOHNSTON
	Name:	Christine R. Johnston
	Title:	Attorney-in-fact

III-4

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amendment to the Registration Statement, solely in the capacity of the duly authorized representative of TC Energy Corporation in the United States, on December 2, 2020 in Calgary, Alberta, Canada.

TRANSCANADA PIPELINE USA LTD.
By:	/s/ CHRISTINE R. JOHNSTON
	Name:	Christine R. Johnston
	Title:	Vice-President and Assistant Secretary

III-5